UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2024

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTEK	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 29, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Fuel Tech, Inc. (“Fuel Tech” or the “Company”) determined the number of restricted stock units to be awarded pursuant to the terms of the Company’s 2023 Executive Performance RSU Award Agreement (the “2023 Agreement”) entered into with each of the Company’s President/Chief Executive Officer, Treasurer/Chief Financial Officer and Senior Vice President, Sales. A copy of the 2023 Agreement is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 10, 2023.

The 2023 Agreement provides for four possible RSU awards: Look-Back RSUs, Total Revenue RSUs, New Business Growth RSUs and Operating Income Growth RSUs. The Committee determined that no Total Revenue RSUs, New Business Growth RSUs or Operating Income Growth RSUs would be awarded for the 2023 performance period. With respect to Look-Back RSUs, the Committee determined to award the number of RSUs set forth in the table below.

Name and Title	Target Look-Back RSUs	Actual Look-Back RSUs Granted
Vincent J. Arnone President and Chief Executive Officer	41,700	31,100
Ellen T. Albrecht Chief Financial Officer and Treasurer	16,700	12,500
William E. Cummings, Jr. Senior Vice President, Sales	12,500	9,400

All RSU grants show above will be made pursuant to the terms of the Company’s standard RSU Agreement, a copy of which is attached as Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities Exchange Commission on March 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

	By:	/s/ Bradley W. Johnson
Bradley W. Johnson
Date: March 6, 2024		Vice President, General Counsel and Secretary